Exhibit 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of April 19, 2012, is between GlobeTrac Inc. (the “Borrower”), a corporation incorporated in the State of Delaware, and Acamar Investments, Inc. (the “Lender”), a corporation incorporated in the State of Washington;

1.             VARIABLE RATE TERM LOAN AMOUNT AND TERMS

1.1            Loan Amount.

Subject to the terms set forth below, the Lender agrees to provide a term loan to the Borrower in the amount of Two Hundred and Sixty Thousand Dollars ($260,000) (the “Loan”).  The parties acknowledge that $20,000 of the Loan has been previously advanced.

1.2            Availability Period.

Subject to the terms set forth below, the Loan is available in one disbursement from the Lender on the date of this Loan Agreement.  Borrower will provide written or electronic payment instructions to Lender not later than 10:00 a.m. on the date of this Loan Agreement.

1.3            Repayment Terms.

(a)            The Borrower will pay interest and principal in accordance with the Note until payment in full of any outstanding principal.

(b)            The Loan and all accrued interest and other amounts due under this Loan Agreement and the Loan Documents must be repaid in full no later than six months from the date of this Loan Agreement.

(c)            The unpaid principal balance will bear interest at rate of 3.5% per month, compounded monthly.  All accrued interest will be due June 19, 2012 with monthly payments of all accrued interest to be made on the same day of each month thereafter.

(d)            Subject to Section 1.3 (e), The Borrower may prepay the Loan in full or in part at any time. The prepayment will be applied first against fees, expenses and indemnities due hereunder; secondly, against interest due on amounts in default, if any; thirdly, against interest due; and thereafter against principal.

(e)            The Loan cannot be repaid until the Lender has received interest or a substitute payment of not less than $26,000.

2.             FEES AND EXPENSES

2.1           Fees.

Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in the amount of (4%) percent of any payment that is more than 30 days late.  The imposition and payment of a late fee will not constitute a waiver of the Lender’s rights with respect to the Event of Default.

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2.2           Expenses.

(a)           The Borrower agrees to immediately repay the Lender for expenses that include, but are not limited to, mortgage trustee fees, filing, recording and search fees, legal fees, appraisal fees, title report fees, and documentation fees.

(b)           The Borrower agrees to pay directly or reimburse the Lender for any expenses the Lender incurs in the preparation of this Loan Agreement. Expenses include, but are not limited to, reasonable attorneys’ fees.

(c)           The Borrower does hereby authorize the Lender to pay or reserve any of the foregoing expenses from the proceeds of the Loan (the “Documentation Expenses”).

3.             COLLATERAL

The Collateral will secure the Borrower’s Obligations to the Lender under this Loan Agreement.  The Collateral is further defined in the Security Agreement executed by the Borrower.

4.             DISBURSEMENTS AND PAYMENTS

4.1           Disbursements and Payments.

Each payment by the Borrower will be made in U.S. Dollars and immediately available funds.

4.2           Taxes.

If any payments to the Lender under this Loan Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Lender.  If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Lender, at the time interest is paid, any additional amount that the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed.  The Borrower will confirm payment of the taxes by giving the Lender official tax receipts (or notarized copies) within 30 days after the due date.

5.             CONDITIONS

Before the Lender is required to extend any credit to the Borrower under this Loan Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Lender, including any items specifically listed below, and each condition listed below must be satisfied.

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5.1           Authorizations and Good Standing.

Evidence that the execution, delivery and performance by the Borrower of this Loan Agreement, the Loan Documents, and any instrument or agreement required under this Loan Agreement have been duly authorized, and a certificate of good standing from each jurisdiction in which Borrower is required to qualify to conduct its business.

5.2           Governing Documents.

A copy of the Borrower’s organizational documents.

5.3           Loan Documents.

The Lender will have received fully executed originals of the following:

(a)           this Loan Agreement;

(b)           the Note;

(c)           the Security Agreement; and

(d)           all other Loan Documents as may be reasonably required by the Lender.

5.4           Payment of Fees.

Payment of all fees and other amounts due and owing to the Lender, including without limitation payment of all accrued and unpaid expenses incurred by the Lender.

5.5           Economic and Financial Conditions.

Economic conditions have not deteriorated to the point that advancing funds to the Borrower is not prudent, in Lender’s sole discretion. .  There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower hereunder, nor any material decline, as determined by Lender, in the market value of any Collateral required hereunder or a substantial or material portion of the assets of Borrower.

5.6           Transaction.

The final terms and conditions of each aspect of the transaction shall be satisfactory to Lender.  All conditions precedent to the consummation of each aspect of the transaction shall have been satisfied or, with the prior written approval of the Lender, waived, none of which shall be been altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Lender.

5.7           Disbursements.

Upon satisfaction of all of the foregoing conditions, the Borrower may receive the Loan.

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6.             REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Loan Agreement, and until the Lender is repaid in full, the Borrower makes the following representations and warranties.  Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

6.1           Formation.

The Borrower is duly formed, in good standing, and existing under the laws of the State of Delaware.

6.2           Authorization.

This Loan Agreement and any instrument or agreement required hereunder are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3           Enforceable Agreement.

Each Loan Document is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4           Good Standing.

In each jurisdiction in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.  Such jurisdictions are as follows:  the State of Delaware and the Province of British Columbia.

6.5           No Conflicts.

No Loan Document conflicts with any law, agreement, or obligation by which the Borrower is bound.

6.6           Financial Information.

All financial and other information that has been or will be supplied to the Lender is sufficiently complete to give the Lender accurate knowledge of the Borrower’s financial condition, including all material contingent liabilities.  Since the date of the most recent financial statement provided to the Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower with the exception of the License Agreement and this Loan Agreement.

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6.7           Lawsuits.

There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the Loan, except as have been disclosed in writing to the Lender.

6.8           Collateral.

All Collateral required in this Loan Agreement is owned by the Borrower free of any title defects or any liens or interests of others, except those which have been approved by the Lender in writing.

6.9           Other Obligations.

The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Lender.

6.10         Tax Matters.

The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Lender.

6.11         No Event of Default.

There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Loan Agreement.

6.12         Location of Borrower.

The place of business of the Borrower (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed on the signature page of this Loan Agreement.

6.13         Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority (including, without limitation, any nation, state or other political subdivision thereof, any central bank, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any corporation or other entity owned or controlled by any of the foregoing) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Loan Agreement or any other instrument or agreement required hereunder.

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7.             COVENANTS

The Borrower agrees, so long as credit is available under this Loan Agreement and until the Lender is repaid in full:

7.1           Use of Proceeds.

(a)           The Lender is authorized to withhold from the proceeds of the advances the Documentation Expenses.

(b)           To use the proceeds of the Loan only to partially fund the initial payment of $250,000 for the License Agreement, to pay permitted amounts under Section 7.1(a), and for no other purpose.

(c)           The proceeds of the credit extended under this Loan Agreement may not be used directly or indirectly to purchase or carry any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for such purpose.  The Borrower will provide the Lender a Form U-1 Purpose Statement, confirming that none of the proceeds of the Loan will be used to buy or carry any margin stock.

7.2           Other Debts.

Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Lender), or become liable for the liabilities of others, without the Lender’s written consent. This does not prohibit:

(a)           acquiring goods, supplies, or merchandise on normal trade credit;

(b)           endorsing negotiable instruments received in the usual course of business;

(c)           obtaining surety bonds in the usual course of business; or

(d)           any liabilities, lines of credit and leases in existence on the date of this Loan Agreement disclosed in writing to the Lender.

7.3           Other Liens.

Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)           liens and security interests in favor of the Lender;

(b)           liens for taxes not yet due;

(c)           liens outstanding on the date of this Loan Agreement disclosed in writing to the Lender;

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(d)           additional purchase money security interests in assets acquired after the date of this Loan Agreement in the ordinary course of business;

(e)           statutory Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business that are not overdue by more than 60 days or that are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP;

(f)            any attachment or judgment Liens not constituting an Event of Default under this Loan Agreement; and

(g)           any Lien constituting a renewal, extension, refunding, refinancing or replacement of any Lien permitted by this section, provided that (i) the principal amount of Obligations secured by such renewal, extension, refunding, refinancing or replacement Lien does not exceed the principal amount of the Obligations or other obligation renewed, extended, refunded, refinanced or replaced unless such excess is otherwise permitted hereby at the time of the extension, renewal, refunding, refinancing or replacement, (ii) the average weighted maturity of such obligations is not shortened and (iii) such Lien is limited to all or a part of the property subject to the Lien extended, renewed, refunded, refinanced or replaced.

7.4           Maintenance of Business and Assets – Borrower.

(a)           not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so;

(b)           not to transfer any of the Collateral to a trust;

(c)           not to enter into any sale and leaseback agreement covering any of the Collateral;

(d)           to maintain and preserve all rights, privileges, and franchises the Borrower now has or hereafter acquires;

(e)           not to declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding, or pay any compensation, bonus or other financial remuneration to any officer, director, employee or other person not in the ordinary course of business; and

(f)           not to merge into or consolidate with any other entity.

7.5           Loans.

Not to make any loans, advances or other extensions of credit to any individual or entity, except for:

(a)           existing extensions of credit disclosed to the Lender in writing; and

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(b)           extensions of credit that do not exceed an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) outstanding at any one time.

7.6           Notices to Lender.

To promptly notify the Lender in writing of:

(a)           any lawsuit over $100,000 against the Borrower;

(b)           any material dispute between any governmental authority and the Borrower or arising out of or related to the License Agreement;

(c)           any Event of Default under this Loan Agreement, or any event which, with notice or lapse of time or both, would constitute an Event of Default;

(d)           any material adverse change in the Borrower’s, business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit;

(e)           any change in the Borrower’s name, legal structure, principal residence (for an individual), state of registration (for a registered entity), place of business, or chief executive office if the Borrower has more than one place of business; and

(f)           any actual contingent liabilities of the Borrower, and any such contingent liabilities which are reasonably foreseeable.

7.7           Compliance with Laws.

To comply with all applicable laws, regulations, and orders of any governmental authority.

7.8           Books and Records.

To maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower..

7.9           Perfection of Liens.

To help the Lender perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.10         Cooperation.

To take any action reasonably requested by the Lender to carry out the intent of this Loan Agreement.

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7.11         Performance.

To punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.  To maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business.  To pay and discharge when due any and all indebtedness, obligations, assessments and taxes.  To promptly give notice to Lender of any Default with reasonable detail.

8.             HAZARDOUS SUBSTANCES

8.1           Indemnity Regarding Hazardous Substances.

The Borrower will indemnify and hold harmless the Lender from any loss or liability the Lender incurs in connection with or as a result of this Loan Agreement that directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance.  This indemnity will apply whether the Hazardous Substance is on, under or about the Borrower’s property or operations or property leased to the Borrower.  The indemnity includes but is not limited to attorneys’ fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

This indemnity will not apply in the event and to the extent that a court of competent jurisdiction in a final judgment determines that the Lender was guilty of negligence or wilful misconduct in conducting its duties and responsibilities under this Loan Agreement, or of fraud, or of a breach of any term or condition of this Loan Agreement.

8.2           Notices Regarding Hazardous Substances.

Until full repayment of the Loan, the Borrower will promptly notify the Lender in writing of any threatened or pending investigation of the Borrower or its operations by any governmental agency under any current or future law, regulation or ordinance pertaining to any Hazardous Substance.

8.3           Continuing Obligation.

The Borrower’s obligations to the Lender under this Article will survive termination of this Loan Agreement and repayment of the Borrower’s Obligations to the Lender under this Loan Agreement.

9.             DEFAULT AND REMEDIES

If any of the following events of default occurs (each an “Event of Default”), the Lender may, subject to applicable law, do one or more of the following: declare the Borrower in default and declare all amounts owing by the Borrower under this Loan Agreement, the Note, or in connection herewith to be due and payable in full, at which time all such amounts will become due and payable without presentment, demand, protest, notice of acceleration, intention to acceleration or any notice of any kind, all of which are waived by the Borrower.  If any Event of Default occurs, the Lender will have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Loan Agreement, as well as all rights and remedies available at law or in equity.  If an Event of Default occurs under the paragraph entitled “Solvency,” below, with respect to the Borrower, then, to the extent permitted under applicable law, the entire debt outstanding under the Note and this Loan Agreement will automatically be due immediately.

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9.1           Failure to Pay.

The Borrower fails to make a payment to the Lender when due.

9.2           Other Lender Agreements.

Any default not involving failure to pay occurs under any other agreement the Borrower has with the Lender; provided, however, that if such Event of Default is capable of cure, it is not cured within 30 days.

9.3           False Information.

The Borrower has given the Lender false or misleading information or representations.

9.4           Solvency.

(a)  The Borrower files a bankruptcy petition, a bankruptcy petition is filed against Borrower, or Borrower makes a general assignment for the benefit of creditors.  The default will be deemed cured if any bankruptcy petition filed against Borrower is dismissed within a period of 45 days after the filing; provided, however, that such cure opportunity will be terminated upon the entry of an order for relief in any bankruptcy case arising from such a petition.  (b)  A receiver or similar official is appointed for a substantial portion of either Borrower’s business, or the business is terminated, or, if the Borrower is liquidated or dissolved.

9.5           Change of Control.

Any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest.

9.6           Lien Priority.

The Lender fails to have an enforceable first lien (except for any prior liens to which the Lender has consented in writing) on or security interest in the Collateral.

9.7           Lawsuits.

Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrower in an aggregate amount of $100,000 or more in excess of any insurance coverage.

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9.8           Judgments.

Any judgments or arbitration awards are entered against Borrower, or Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $100,000 or more in excess of any insurance coverage.

9.9           Material Adverse Change.

A material adverse change occurs, or is reasonably likely to occur, in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit; or the Lender determines that it is insecure for any other reason.

9.10         Government Action.

Any government authority takes action that materially adversely affects Borrower’s financial condition or ability to repay.

9.11         License Agreement.

The License Agreement does not become effective within five (5) days of the date of this Agreement, a material breach of the License Agreement occurs, or either party declares a breach thereunder.

10.           DEFINITIONS; ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1         Definitions.

The following words will have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement will have the meanings attributed to such terms in the Washington Uniform Commercial Code.  Any accounting terms not otherwise defined will have the meanings customarily given them in accordance with GAAP.

“Collateral” means all of the Borrower’s right, title, and interest in the collateral as defined in the Security Agreement.

“Default” means an event which, with notice or the passage of time, will constitute an Event of Default.

“Event of Default” will have the meaning given in Article 9 of this Loan Agreement.

“GAAP” means generally accepted accounting principles, practices, and procedures in effect from time to time.

“Hazardous Substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

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“License Agreement” means all the Technology License Agreement With Option to Purchase dated March 12, 2012 among Robert and Marion Diefendorf, Teak Shield Corp., and the Borrower.

“Lien” means any claim, charge, easement, lease, restrictive covenant, security interest, mortgage, lien, option, pledge, rights of others, liability to be forfeited, defeasance of title, charter parties, other right to the possession or services of the property, restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance whatsoever, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable law.

“Loan Agreement” means this Loan Agreement, as it may be amended or modified from time to time, together with all Loan Documents, exhibits, amendments and schedules attached to this Loan Agreement from time to time.

“Loan Documents” means loan agreements between Borrower and the Lender, the Note from Borrower in favor of the Lender, and all other agreements, documents, and instruments evidencing any of the Obligations, and deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with such loan agreements, promissory notes, and other agreements, documents, and instruments evidencing any of the Obligations, all as now in effect and as hereafter amended, restated, renewed, or superseded.

“Note” means the Promissory Note made by the Borrower in favor of the Lender of even date herewith.

“Obligations” means any and all debts, liabilities, and obligations of the Borrower to the Lender, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Lender by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by the Lender for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable.  “Obligations” includes, without limitation, any and all obligations of the Borrower to the Lender for reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the collection or enforcement of any debts, liabilities, and obligations of the Borrower to the Lender.

“Security Agreement” means the security agreement made by the Borrower with the Lender of even date herewith for the pledge of the Collateral.

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10.2         Governing Law.

This Loan Agreement will be governed by and construed in accordance with the laws of the State of Washington.  To the extent that the Lender has greater rights or remedies under federal law, this paragraph will not be deemed to deprive the Lender of such rights and remedies.  The Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in Washington over any suit, action or proceeding arising out of or relating to this Loan Agreement and the other Loan Documents.  The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  The Borrower agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in Washington may be made by certified or registered mail, return receipt requested, directed to the Borrower at its address for notice stated herein, or at a subsequent address of which the Lender received actual notice from the Borrower in accordance herewith, and service so made will be complete five days after the same will have been so mailed.  Nothing herein will affect the right of the Lender to serve process in any manner permitted by law or limit the right of the Lender to bring proceedings against the Borrower in any other court or jurisdiction.

10.3         Successors and Assigns; Beneficiaries.

This Loan Agreement is binding on the Borrower’s and the Lender’s successors and assignees.  The Borrower agrees that it may not assign this Loan Agreement without the Lender’s prior consent.  The Lender may sell participations in or assign this loan, and may exchange information about the Borrower (including, without limitation, any information regarding any Hazardous Substances) with actual or potential participants or assignees.  This Loan Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Loan Agreement or any other of the Loan Documents to which it is not a party.

10.4         Jury Trial Waiver.

The parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Loan Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Loan Agreement.  The Borrower also waives all rights to set-off and rights to interpose permissive counterclaims and cross-claims in any litigation arising in connection with this Loan Agreement.  These provisions are a material inducement for the parties entering into this Agreement.

10.5         Severability; Waivers.

If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Lender retains all rights, even if it makes a loan after Default. If the Lender waives a Default, it may enforce a later Default. Any consent or waiver under this Agreement must be in writing.

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10.6         Attorneys’ Fees.

The Borrower will reimburse the Lender for any reasonable costs and attorneys’ fees incurred by the Lender in connection with the enforcement or preservation of any rights or remedies under this Loan Agreement and any other documents executed in connection with this Loan Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Loan Agreement.  In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.  If any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Lender is entitled to recover costs and reasonable attorneys’ fees incurred by the Lender related to the preservation, protection, or enforcement of any rights of the Lender in such a case.  As used in this paragraph, “attorneys’ fees” includes the allocated costs of the Lender’s in-house counsel.

10.7         One Agreement.

This Loan Agreement and any related security or other agreements required by this Loan Agreement, collectively:

(a)           represent the sum of the understandings and agreements between the Lender and the Borrower concerning the Loan;

(b)           replace any prior oral or written agreements between the Lender and the Borrower concerning the Loan; and

(c)           are intended by the Lender and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

If any conflict between this Loan Agreement and any other agreements required by this Loan Agreement, this Loan Agreement will prevail.

10.8         Indemnification.

The Borrower will indemnify and hold the Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Loan Agreement or any document required hereunder, (b) any credit extended or committed by the Lender to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Loan Agreement, any such document, or any such credit.  This indemnity includes but is not limited to attorneys’ fees.  This indemnity extends to the Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns.  This indemnity will survive repayment of the Borrower’s Obligations to the Lender.  All sums due to the Lender hereunder will be Obligations of the Borrower, due and payable immediately without demand.

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10.9         Notices.

Unless otherwise provided in this Agreement or in another agreement between the Lender and the Borrower, all notices required under this Agreement will be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Lender and the Borrower may specify from time to time in writing. Notices and other communications will be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

10.10       Headings.

Article and paragraph headings are for reference only and will not affect the interpretation or meaning of any provisions of this Loan Agreement.

10.11       Waiver of Immunity.

To the extent that the Borrower has acquired or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit, arbitration or other proceeding, from jurisdiction of any court or arbitration panel or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Borrower hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any document or agreement required hereunder.

10.12       Judgment Currency.

If a judgment or order is rendered by any court, tribunal or arbitration panel for the payment of any amounts owing to the Lender under this Loan Agreement or for the payment of damages in respect of any breach of this Loan Agreement or any provision or term thereof and such judgment or order is expressed in currency (the “Judgment Currency”) other than United States dollars, the Borrower agrees notwithstanding any such judgment or order, to indemnify and hold harmless the Lender against any deficiency in United States dollars in the amounts received by the Lender arising or resulting from any variation between (i) the rate of exchange at which United States dollars are converted into the Judgment Currency for the purpose of the judgment or order, and (ii) the rate of exchange at which the Lender is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Lender.  The above indemnity constitutes a separate and independent obligation of the Borrower from its other obligations under this Loan Agreement and applies irrespective of any indulgence granted by the Lender.  No proof or evidence of any actual loss will be required to be provided by the Lender.  The term “rate of exchange” will include any premiums, taxes and costs of exchange payable in connection with the purchase of or conversion into the relevant currency and will be determined by the Lender in accordance with its normal procedures.

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10.13       Counterparts.

This Loan Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Loan Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Loan Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by Lender.

10.14       Document Receipt Cut-Off Date.

Unless this Loan Agreement and any documents required by this Loan Agreement have been signed and returned to the Lender within 10 days after the date of this Loan Agreement (the “Document Receipt Cut-Off Date”), the Lender will have the right to notify the Borrower in writing that the Lender’s commitment to extend credit under this Loan Agreement has expired.  If the executed agreement and accompanying Loan Documents are received after the Document Receipt Cut- Off Date, the Lender will have a reasonable period of time after receipt of the executed agreement and accompanying Loan Documents to provide such notice.

10.15       Limitation of Interest and Other Charges.

If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan evidenced hereby, will be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted will be deemed a voluntary prepayment of principal.  As used herein, the term “applicable law” will mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement will be governed by such new law as of its effective date.

This Loan Agreement is executed as of the date stated at the top of the first page.

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STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:	LENDER:

GlobeTrac Inc.	Acamar Investments, Inc.

Per: /s/ Joao da Costa	Per: /s/ Bernie Van Maren
Joao da Costa – President	Bernie Van Maren – Secretary

Address where notices to the Borrower are to be sent:	Address where notices to the Lender are to be sent:
GlobeTrac Inc.	Acamar Investments, Inc.
610 – 1100 Melville Street	45793 Luckakuck Way, Suite 202
Vancouver, British Columbia	Chilliwack, British Columbia
CANADA V6E 4A6	CANADA V2R 5S3

LOAN AGREEMENT – Page 17